UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 21, 2022

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Dear Shareholders,

The journey that Alpine 4, its employees, and its shareholders have been on since its inception in 2014 has been a journey of growth and opportunity. As 2021 ended, the Alpine 4 management team and the Board of Directors recognized that we had crossed a demarcation point in our business operations that required us to move our Company toward Sarbanes-Oxley (SOX) compliance. We hired consultants and have been on an ongoing initiative to accomplish that goal by June 2023. Obtaining SOX compliance will be a big step forward in our global plan to be a top-tier organization. In conjunction with our SOX compliance initiative, we engaged RSM US LLP as our new auditing firm, which was also another big step forward in our growth plan for the future. Changing auditors is always a challenging task. In light of this change, RSM highlighted some suggested changes to non-reoccurring transactions associated with the six companies we acquired in 2021. We, as Management, feel that those changes need to be reflected so that our ongoing future filings would recognize those changes. The culmination of that resulted in us filing last week’s 8k around a future amendment to our 10Qs in 2022 and 10K in 2021. The Company will be able to file the Q3 2022 quarterly report once these amendments are completed. The Company does not take this delay lightly, but we feel it is important to have the amended reports filed. We thank you for your patience and look forward to what 2023 will bring to the Company!

Best regards,

Kent B. Wilson
CEO / President / Founder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By:    /s/ Kent B. Wilson
    Kent B. Wilson
    Chief Executive Officer, President
    (Principal Executive Officer)

Date: November 21, 2022